                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  November 25, 1997



                          ENGINEERING ANIMATION, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                      000-27670                   42-1323712
 (State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)


                             2321 North Loop Drive
                               Ames, Iowa  50010
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (515) 296-9908

                                     None
        ____________________________________________________________________
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF CIMTECH, INC.

     On November 26, 1997, Engineering Animation, Inc. (the "Company") completed the acquisition of Cimtech, Inc. ("Cimtech"), a privately held developer of factory layout software for approximately $6,000,000 in newly issued common stock of the Company, $0.01 per share par value ("Common Stock"). The Company acquired Cimtech pursuant to a merger of COHO, Inc. ("COHO"), a wholly-owned subsidiary of the Company, with and into Cimtech. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger among the Company, Cimtech and COHO, the shareholders of Cimtech received approximately 0.12937 of a share of Common Stock for each share of Cimtech common stock held at the consummation of the transaction. In addition, each holder of an option to acquire common stock of Cimtech agreed to exchange such Cimtech option for an option to acquire the same number of shares of Common Stock as the shares underlying such Cimtech option would have been exchangeable for had such Cimtech option been exercised in full immediately prior to the consummation of the acquisition. The acquisition of Cimtech by the Company will be treated as a pooling of interests for accounting and financial reporting purposes. The Company expects to continue to operate the business previously operated by Cimtech.

ACQUISITION OF TECHNOLOGY COMPANY VENTURES, L.L.C. AND ROSETTA
TECHNOLOGIES, INC.

     On November 25, 1997, Engineering Animation, Inc. (the "Company") completed the acquisition of Rosetta Technologies, Inc. ("Rosetta"), a privately held provider of interactive product data access and viewing solutions, for approximately $25,550,000 in Common Stock. The Company acquired Rosetta through two separate transactions. In the first transaction, Technology Company Ventures, L.L.C., an Oregon limited liability company and the holder of approximately 69% of the outstanding common stock of Rosetta ("Ventures"), merged with and into Shell Beaver, L.L.C., a wholly owned subsidiary of the Company ("Shell Beaver"). Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger among the Company, Ventures and Shell Beaver, the members of Ventures received in exchange for their Ventures membership interests approximately 0.06215 of a share of Common Stock for each share of Rosetta common stock held by Ventures at the consummation of the transaction. Miken, Inc. and JFJ Ventures, L.L.C. were the only members of Ventures at the time of the consummation of the acquisition. The acquisition of Ventures by the Company will be treated as a pooling of interests for accounting and financial reporting purposes. The sole asset of Ventures was common stock of Rosetta.

     In the second transaction, Transitory Beaver, Inc., a wholly-owned subsidiary of Shell Beaver ("Transitory Beaver"), merged with and into Rosetta, as a result of which Rosetta became an indirect, wholly-owned subsidiary of the Company. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger among the Company, Rosetta and Transitory Beaver, the holders of Rosetta common stock (other than Shell Beaver) received approximately 0.06215 of a share of Common Stock for each share of Rosetta common stock held at the consummation of the transaction. In addition, each option to acquire common stock of Rosetta was converted into an option to acquire the same number of shares of Common Stock as the shares underlying such Rosetta option would have been exchangeable for had such

Rosetta option been exercised in full immediately prior to the consummation of the acquisition. The acquisition of Rosetta will be treated as a purchase for accounting and financial reporting purposes. The Company expects to continue to operate the business previously operated by Rosetta.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Index to Financial Statements and Exhibits.


     (i)  Unaudited Pro Forma Condensed Combined Financial Statements

        Introduction                                                                          F - 1
        Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997            F - 2
        Unaudited Pro Forma Condensed Combined Statement of Operations For the Year
             Ended December 31, 1996                                                          F - 3
        Unaudited Pro Forma Condensed Combined Statement of Operations For the Year
             Ended December 31, 1995                                                          F - 4
        Unaudited Pro Forma Condensed Combined Statement of Operations For the Year
             Ended December 31, 1994                                                          F - 5
        Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine
             Months Ended September 30, 1997                                                  F - 6
        Notes to Unaudited Pro Forma Condensed Combined Financial Statements                  F - 7

     (ii) Cimtech, Inc. Financial Statements

        Report of Independent Auditors                                                        F - 8
        Balance Sheets at December 31, 1996 and 1995 (1995 is unaudited) and at
             September 30, 1997 (unaudited)                                                   F - 9
        Statements of Operations -- Years ended December 31, 1996, 1995 and 1994 (1995 and 1994 are unaudited) and the nine months ended September 30, 1997
             (unaudited) and 1996 (unaudited)                                                 F - 11
        Statement of Stockholders' Equity -- Years ended December 31, 1996, 1995 and
             1994 (1995 and 1994 are unaudited) and the nine months ended September 30,
             1997 (unaudited)                                                                 F - 12



        Statements of Cash Flows -- Years ended December 31, 1996, 1995 and 1994 (1995 and 1994 are unaudited) and the nine months ended September 30, 1997
             (unaudited) and 1996 (unaudited)                                                 F - 13
        Notes to Financial Statements                                                         F - 14

     (iii)     Technology Company Ventures, L.L.C. Financial Statements

        Report of Independent Public Accountants                                              F - 21
        Consolidated Balance Sheets -- December 31, 1995 (unaudited) and 1996 and
             September 30, 1997 (unaudited)                                                   F - 22
        Consolidated Statements of Operations -- Year ended December 31, 1994
             (unaudited), January 1, 1995 through November 30, 1995 (unaudited),
             December 1, 1995 through December 31, 1995 (unaudited) and Year ended
             December 31, 1996 and Nine Months ended September 30, 1996 (unaudited) and
             1997 (unaudited)                                                                 F - 23
        Consolidated Statements of Predecessor and Member's Equity -- December 31, 1993
             (unaudited) and 1994 (unaudited), November 30, 1995 (unaudited), and
             December 31, 1995 (unaudited) and 1996 and September 30, 1997 (unaudited)        F - 24
        Consolidated Statements of Cash Flows -- Years ended December 31, 1994
             (unaudited), January 1, 1995 through November 30, 1995 (unaudited),
             December 1, 1995 through December 31, 1995 (unaudited) and Year ended
             December 31, 1996 and Nine Months ended September 30, 1996 (unaudited) and
             1997 (unaudited)                                                                 F - 25
        Notes to Consolidated Financial Statements                                            F - 26

     (iv) Rosetta Technologies, Inc. Financial Statements

        Report of Independent Public Accountants                                              F - 33
        Balance Sheets -- December 31, 1995 and 1996 and September 30, 1997 (unaudited)       F - 34
        Statements of Operations -- Years ended December 31, 1994, 1995 and 1996 (1994 unaudited) and Nine Months ended September 30, 1996 (unaudited) and 1997
             (unaudited)                                                                      F - 35
        Statements of Shareholders' Equity -- December 31, 1993, 1994, 1995 and 1996
             (1993 and 1994 unaudited) and September 30, 1997 (unaudited)                     F - 36



        Statements of Cash Flows -- Years ended December 31, 1994, 1995 and 1996 (1994 unaudited) and Nine Months ended September 30, 1996 (unaudited) and 1997
             (unaudited)                                                                      F - 37
        Notes to Financial Statements for the Years ended December 31, 1995 and 1996          F - 38



     (b)  Exhibits.

          The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present the effects of the merger of COHO with and into Cimtech (the "Cimtech Merger") and Ventures with and into Shell Beaver (the "Ventures Merger") as poolings of interests for accounting purposes and the merger of Transitory Beaver with and into Rosetta (the "Rosetta Merger") as a purchase for accounting purposes. The $7.1 million purchase price of the Rosetta Merger was allocated as follows: $5.4 million to estimated preliminary in-process research and development, $636,000 to the elimination of the Rosetta minority interest and $1.1 million to goodwill. The unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements and notes thereto of the companies.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Cimtech Merger, the Ventures Merger and the Rosetta Merger had each been consummated on the date indicated, nor are the unaudited pro forma condensed combined financial statements necessarily indicative of future operating results or financial position.

                                    UNAUDITED PRO FORMA CONDENSED
                                        COMBINED BALANCE SHEET
                                          SEPTEMBER 30, 1997
                                             (IN THOUSANDS)

                                                                                                    PRO FORMA        PRO FORMA
                                                             EAI        VENTURES        CIMTECH    ADJUSTMENTS        COMBINED
                                                         ---------------------------------------------------------------------
 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                $4,842         $1,806           $857                         $7,505
  Short-term investments                                   33,105                                                       33,105
  Accounts receivable                                      17,818          1,761            294                         19,873
  Prepaid expense and other assets                          1,540             32             76           250 (d)        1,898
                                                         ---------------------------------------------------------------------
Total current assets                                       57,305          3,599          1,227                         62,381

PROPERTY AND EQUIPMENT, NET                                 9,896            283            160                         10,339

OTHER ASSETS:
    Note receivable                                         1,408                                                        1,408
    Software development costs, net                         1,400                                                        1,400
    Goodwill                                                                 203                        1,125 (a)        1,328
    Other                                                     762                                                          762
                                                         ---------------------------------------------------------------------
Total assets                                              $70,771         $4,085         $1,387                        $77,618
                                                         =====================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                         $1,795           $171            $82        $1,900 (e)       $3,948
  Accrued compensation and other                            1,889            213             92                          2,194
  Other current liabilities                                 1,192          1,015            190                          2,397
                                                         ---------------------------------------------------------------------
Total Current Liabilities                                   4,876          1,399            364                          8,539

Long-term debt due after one year                             593            351            680          (351)(f)        1,273
Obligations under capital leases due
 after  one year
Deferred income taxes                                       1,171                                                        1,171
Minority interest                                                            636                         (636)(b)
STOCKHOLDERS' EQUITY                                       64,131          1,699            343         1,125 (a)       66,635
                                                                                                          636 (b)
                                                                                                          250 (d)
                                                                                                       (1,900)(e)
                                                                                                          351 (f)
                                                         ---------------------------------------------------------------------
Total liabilities and stockholders' equity                $70,771         $4,085         $1,387                        $77,618
                                                         =====================================================================


                                        UNAUDITED PRO FORMA CONDENSED
                                       COMBINED STATEMENT OF OPERATIONS
                                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA        PRO FORMA
                                                             EAI        VENTURES        CIMTECH    ADJUSTMENTS        COMBINED
                                                         ---------------------------------------------------------------------

Net revenues                                              $20,413         $5,292         $1,484                         27,189
Cost of revenues                                            6,443            465            370                          7,278
                                                         ---------------------------------------------------------------------
    Gross profit                                           13,970          4,827          1,114                         19,911

Operating expenses:
  Sales and marketing                                       7,428          1,810            561                          9,799
  General and administrative                                2,360            394            287            225 (a)       3,266
  Research and development                                  2,123          1,111            204                          3,438
 Write-off of in-process research
   & development                                                                                         5,360 (c)       5,360
                                                         ---------------------------------------------------------------------
Operating income (loss)                                     2,059          1,512             62                         (1,952)

Other income (expense)                                      1,028            (20)           (20)                           988
                                                         ---------------------------------------------------------------------
Income (loss) before income taxes                           3,087          1,492             42              0            (964)

Income tax expense (benefit)                                1,236            508                           (40)(c)       1,704
                                                         ---------------------------------------------------------------------
Income (loss) before minority interest                      1,851            984             42                         (2,668)

Minority Interest                                                           (310)                          310 (b)
                                                         ---------------------------------------------------------------------

    Net income (loss)                                      $1,851           $674            $42                        ($2,668)
                                                         =====================================================================
Earnings (loss) per share of common stock                   $0.36          $1.45          $0.05                         ($0.51)

Weighted average shares outstanding                         5,157            466            876                          5,223


                                        UNAUDITED PRO FORMA CONDENSED
                                       COMBINED STATEMENT OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       VENTURES
                                                          VENTURES    PREDECESSOR                   PRO FORMA
                                            EAI           1 MONTH     11 MONTHS         CIMTECH    ADJUSTMENTS     COMBINED
                                          -----------------------------------------------------------------------------------
Net revenues                              $10,415           $764         $1,909         $1,070                        $14,158
Cost of revenues                            2,759             69             81            272                          3,181
    Gross profit                            7,656            695          1,828            798                         10,977
Operating expenses:
  Sales and marketing                       3,093             96            825            384                          4,398
  General and administrative                1,986             33            238            256                          2,513
  Research and development                  1,712             61            687            219                          1,992
  Write-off of in-process research &
   development                                             2,520                                                         3,207
                                          -----------------------------------------------------------------------------------
Operating income (loss)                       865         (2,015)            78            (61)                        (1,133)

Other income (expense)                       (137)            (3)           (30)           (18)                          (188)
                                          -----------------------------------------------------------------------------------
    Income (loss) before income taxes         728         (2,018)            48            (79)                        (1,321)

Income tax expense (benefit)                  297             95              9                             (29)(d)       372
                                          -----------------------------------------------------------------------------------
    Income (loss) before minority interest    431         (2,113)            39            (79)              29        (1,693)
Minority Interest                                           (128)           (12)                                         (140)
                                          -----------------------------------------------------------------------------------
        Net income (loss)                    $431        ($2,241)           $27           ($79)             $29       ($1,833)
                                          ====================================================================================
Earnings per share of common stock          $0.12         ($5.14)         $0.06         ($0.10)                        ($0.50)
Weighted average shares outstanding         3,702            436            466            820                          3,635

                                       UNAUDITED PRO FORMA CONDENSED
                                        COMBINED STATEMENT OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        VENTURES                    PRO FORMA        PRO FORMA
                                                            EAI       PREDECESSOR        CIMTECH    ADJUSTMENTS       COMBINED
                                                           -------------------------------------------------------------------
Net revenues                                               $5,456         $1,547           $868                         $7,871
Cost of revenues                                            1,557            192            254                          2,003
                                                           -------------------------------------------------------------------
    Gross profit                                            3,899          1,355            614                          5,868

Operating expenses:
  Sales and marketing                                       1,801            498            280                          2,579
  General and administrative                                  955            262            194                          1,411
  Research and development                                    869            684            147                          1,700
                                                           -------------------------------------------------------------------
Operating income (loss)                                       274            (89)            (7)                           178

Other income (expense)                                        (68)           (10)            (4)                           (82)
                                                           -------------------------------------------------------------------
    Income (loss) before income taxes                         206            (99)           (11)                            96

Income tax expense (benefit)                                   92                                           (3)(d)          89
                                                           -------------------------------------------------------------------
    Income (loss) before minority interest                    114            (99)           (11)             3               7

Minority interest                                                             31                                            31
                                                           -------------------------------------------------------------------
    Net income (loss)                                        $114           ($68)          ($11)                           $38
                                                           ===================================================================
Earnings per share of common stock                          $0.03         ($0.18)        ($0.02)                         $0.01

Weighted average shares outstanding                         3,695            382            654                          4,190

                                     UNAUDITED PRO FORMA CONDENSED
                                    COMBINED STATEMENT OF OPERATIONS
                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA        PRO FORMA
                                                             EAI        VENTURES        CIMTECH    ADJUSTMENTS        COMBINED
                                                         ---------------------------------------------------------------------
Net revenues                                              $27,564         $4,622         $2,167                         34,353
Cost of revenues                                            8,362            211            429                          9,002
                                                         ---------------------------------------------------------------------
    Gross profit                                           19,202          4,411          1,738                         25,351

Operating expenses:
  Sales and marketing                                       8,224          1,983            847                         11,054
  General and administrative                                2,968            512            323            169 (a)       3,972
  Research and development                                  3,361          1,323            333                          5,017
                                                         ---------------------------------------------------------------------
Operating income                                            4,649            593            235           (169)          5,308

Other income (expense)                                      1,154            (31)           (15)                         1,108
                                                         ---------------------------------------------------------------------
    Income (loss) before income taxes                       5,803            562            220           (169)          6,416

Income tax expense (benefit)                                2,288            183                                         2,471
                                                         ---------------------------------------------------------------------
    Income (loss) before minority interest                  3,515            379            220           (169)          3,945

Minority interest                                                           (119)                          119 (b)
                                                         ---------------------------------------------------------------------
    Net income (loss)                                      $3,515           $260           $220           ($50)         $3,945
                                                         =====================================================================
Earnings per share of common stock                          $0.59          $0.53          $0.24                         $0.58

Weighted average shares outstanding                         5,950            486            905                         6,790


     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) To reflect the recording of estimated preliminary goodwill and the resulting amortization over a five year period. The purchase accounting is subject to final appraisals being received.

(b)  To reflect the acquisition of the Rosetta minority interest.

(c) To reflect the estimated write off of in-process research and development in connection with the acquisition of the Rosetta minority interest and the resulting income tax expense adjustment to reflect the combined tax position.

(d) To reflect the combined tax position as if the Cimtech Merger had occurred at the beginning of the earliest period presented. This adjustment is based on the evaluation of a variety of factors including the combined companies' statutory and state tax rates, and the elimination of the valuation allowance for deferred tax assets of Cimtech.

(e) To adjust the pro forma condensed combined balance sheet to reflect one-time merger-related charges which will be expensed at the time the Ventures Merger and the Cimtech Merger are consummated as required under the pooling-of-interests accounting method. These charges are presently estimated to be approximately $1.2 million related to the Ventures Merger and $700,000 related to the Cimtech Merger. Direct merger expenses include financial advisor fees, outside legal fees and accounting, and various other costs and filing fees.

(f) To reflect the conversion of a $351,000 convertible note into Rosetta common stock.

                        Report of Independent Auditors

Board of Directors
Cimtech, Inc.

We have audited the accompanying balance sheet of Cimtech, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cimtech, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Minneapolis, Minnesota
October 10, 1997

                                 Cimtech, Inc.

                                Balance Sheets


                                                               DECEMBER 31         SEPTEMBER 30,
                                                           1996          1995          1997
                                                         ------------------------  --------------
                                                                      (UNAUDITED)   (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents                              $367,978      $  32,958     $  856,890
  Accounts receivable, less allowance of $15,000          224,927        163,377        294,797
  Prepaid expenses                                         33,155         15,741         76,215
                                                       ----------------------------------------
Total current assets                                      626,060        212,076      1,227,902

Fixed assets:
  Equipment                                               217,205        173,764        297,291
  Furniture and fixtures                                   16,874         16,482         28,354
  Vehicles                                                  5,384              -          5,384
                                                       ----------------------------------------
                                                          239,463        190,246        331,029
  Less accumulated depreciation                           158,927        133,370        171,302
                                                       ----------------------------------------
                                                           80,536         56,876        159,727
Other assets:
  Loan origination fees, net                                    -          2,249              -


                                                         ----------------------------------------
Total assets                                             $706,596       $271,201     $1,387,629
                                                         ----------------------------------------
                                                         ----------------------------------------

                                                               DECEMBER 31         SEPTEMBER 30,
                                                           1996          1995          1997
                                                         ------------------------  --------------
                                                                      (UNAUDITED)   (UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $  59,265      $  10,036      $  81,691
  Accrued expenses                                         17,233          9,879         34,962
  Accrued payroll and sales taxes                               -          1,730            692
  Deferred revenue                                         59,376         31,300        187,856
  Accrued salaries and wages                                8,058         40,441         28,473
  Accrued interest                                          4,736              -         28,195
  Current obligation under capital lease                        -            619              -
  Current maturities of long-term debt                      6,860         18,235          2,326
                                                       ----------------------------------------
Total current liabilities                                 155,528        112,240        364,195

Long-term debt, less current maturities                   430,902        120,786        680,000

Stockholders' equity:
  Common stock, $1.00 par value:
    Authorized shares--50,000,000
    Issued and outstanding shares--
      884,689, 834,689 and 914,689, respectively          884,689        834,689        914,689
  Additional paid-in-capital                               86,104         95,893         59,104
  Accumulated deficit                                    (850,627)      (892,407)      (630,359)
                                                        ----------------------------------------
Total stockholders' equity                                120,166         38,175        343,434
                                                         ----------------------------------------
Total liabilities and stockholders' equity               $706,596       $271,201     $1,387,629
                                                         ----------------------------------------
                                                         ----------------------------------------

SEE ACCOMPANYING NOTES.

                                 Cimtech, Inc.

                           Statements of Operations




                                                                                                       NINE MONTHS ENDED
                                                                    YEAR ENDED DECENBER 31                SEPTEMBER 30
                                                         1996           1995            1994          1997            1996
                                                       ----------     ----------    -----------    -----------    -----------
                                                                     (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenues                                               $1,484,202     $1,070,069       $867,624     $2,167,402       $972,340
Cost of revenues                                          369,542        272,496        253,566        428,541        264,463
                                                       ----------------------------------------     -------------------------
Gross profit                                            1,114,660        797,573        614,058      1,738,861        707,877

Operating expenses:
  Sales and marketing                                     560,867        383,492        279,716        847,066        356,489
  General and administrative                              287,332        255,936        194,017        322,659        199,972
  Research and development                                204,274        219,270        146,740        333,403        128,788
                                                       ----------------------------------------     -------------------------
Total operating expenses                                1,052,473        858,698        620,473      1,503,128        685,249
                                                       ----------------------------------------     -------------------------
Income (loss) from operations                              62,187        (61,125)        (6,415)       235,733         22,628

Other income (expense):
  Interest income                                           1,071              7             26          8,569            463
  Interest expense                                        (21,478)       (18,207)        (4,388)       (24,034)       (13,768)
                                                       ----------------------------------------     -------------------------
Net income (loss)                                       $  41,780     $  (79,325)    $  (10,777)    $  220,268       $  9,323
                                                       ----------------------------------------     -------------------------
                                                       ----------------------------------------     -------------------------

Earnings (loss) per share of common stock                   $0.05         $(0.10)        $(0.02)         $0.24          $0.01
                                                       ----------------------------------------     -------------------------
                                                       ----------------------------------------     -------------------------

Weighted average number of common shares outstanding      876,355        819,653        654,261        904,689        873,578
                                                       ----------------------------------------     -------------------------
                                                       ----------------------------------------     -------------------------


SEE ACCOMPANYING NOTES.

                                 Cimtech, Inc.

                       Statement of Stockholders' Equity


                                                              COMMON STOCK           ADDITIONAL
                                                         ------------------------      PAID-IN     ACCUMULATED
                                                          SHARES         AMOUNT        CAPITAL        DEFICIT         TOTAL
                                                         ---------------------------------------------------------------------
Balance at January 1, 1994 (unaudited)                   654,261        $654,261       $246,079     $(802,305)      $  98,035
  Net loss                                                     -               -              -       (10,777)        (10,777)
                                                         ---------------------------------------------------------------------
Balance at December 31, 1994 (unaudited)                 654,261         654,261        246,079      (813,082)         87,258
  Issuance of common stock for equipment contributed       5,532           5,532         (2,766)            -           2,766
  Conversion of accrued salaries into common stock       109,896         109,896        (82,421)            -          27,475
  Exercise of stock options                               65,000          65,000        (64,999)            -               1
  Net loss                                                     -               -              -       (79,325)        (79,325)
                                                         ---------------------------------------------------------------------
Balance at December 31, 1995 (unaudited)                  834,689        834,689         95,893      (892,407)         38,175
  Conversion of accrued salaries into common stock         50,000         50,000         (9,789)            -          40,211
  Net income                                                    -              -              -        41,780          41,780
                                                         ---------------------------------------------------------------------
Balance at December 31, 1996                              884,689        884,689         86,104      (850,627)        120,166
  Exercise of stock option                                 30,000         30,000        (27,000)            -           3,000
  Net income                                                    -              -              -       220,268         220,268
                                                         ---------------------------------------------------------------------
Balance at September 30, 1997
(unaudited)                                               914,689       $914,689      $  59,104     $(630,359)       $343,434
                                                         ---------------------------------------------------------------------
                                                         ---------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                                 Cimtech, Inc.

                           Statements of Cash Flows




                                                                                                        NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31                    SEPTEMBER 30
                                                           1996         1995           1994            1997           1996
                                                        ---------------------------------------     --------------------------
                                                                     (UNAUDITED)    (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                                       $  41,780      $(79,325)    $  (10,777)       $220,268       $  9,323
Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
  Depreciation and amortization                            27,806        16,449         12,303          12,375         12,375
  Common stock issued for services                         40,211        27,475              -               -         40,211
  (Increase) decrease in accounts receivable              (61,550)       76,457        (94,803)        (69,870)       (55,081)
  (Increase) decrease in prepaid expenses                 (17,414)        3,653        (16,350)        (43,060)        (5,359)
  Increase in accounts payable                             49,229       (14,848)        11,942          22,426         72,494
  Increase in deferred revenue                             28,076        11,508          4,515         128,480         (9,213)
  (Increase) decrease in accrued expenses                 (22,023)       13,014         (9,210)         62,295        (17,272)
                                                       ---------------------------------------     --------------------------
Net cash provided by (used in) operating activities        86,115        54,383       (102,380)        332,914         47,478

INVESTING ACTIVITIES
Purchases of fixed assets                                 (49,217)       (3,887)       (33,623)        (91,566)       (39,467)
                                                       ---------------------------------------     --------------------------
Net cash used in investing activities                     (49,217)       (3,887)       (33,623)        (91,566)       (39,467)

FINANCING ACTIVITIES
Payment of loan costs                                           -             -         (2,700)              -              -
Proceeds from issuance of common stock and exercise
  of stock options                                              -             1              -           3,000              -
Proceeds from debt                                        495,000        55,000        175,000         250,000         65,000
Payments on debt                                         (196,259)      (67,233)       (32,746)         (5,436)       (14,695)
Principal payments under capital lease obligations           (619)       (5,306)        (3,551)              -           (619)
                                                       ---------------------------------------     --------------------------
Net cash provided by (used in) financing activities       298,122       (17,538)       136,003         247,564         49,686
                                                       ---------------------------------------     --------------------------

Net increase in cash and cash equivalents                 335,020        32,958              -         488,912         57,697
Cash and cash equivalents at beginning of period           32,958             -              -         367,978         32,958
                                                       ---------------------------------------     --------------------------
Cash and cash equivalents at end of period               $367,978     $  32,958       $      -        $856,890        $90,655
                                                       ---------------------------------------     --------------------------
                                                       ---------------------------------------     --------------------------

NONCASH INVESTING AND FINANCING ACTIVITIES
Fixed assets purchased through capital lease
  obligations and debt                                   $      -     $   9,000       $  7,004        $      -        $     -
Common stock issued for fixed assets                            -         2,766              -               -              -

SEE ACCOMPANYING NOTES.

                                Cimtech, Inc.

                         Notes to Financial Statements


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

Cimtech, Inc. (the "Company") develops, produces and sells factory layout software for the CAD/CAM markets.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

REVENUE RECOGNITION

Revenue from the sale of software is recognized at the time of shipment. Revenue is recognized from consulting contracts based upon labor and other costs incurred and progress to completion on contracts. Revenue from customer support services is deferred and recognized ratably over the period the customer support services are provided.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost. Depreciation and amortization of property and equipment is provided over the estimated useful lives of the assets, which range from five to seven years, on the straight-line method.

RESEARCH AND DEVELOPMENT COSTS

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. Costs incurred by the Company between reaching technological feasibility and the point at which the product is ready for general release have been insignificant. All research and development costs have been expensed.

INCOME TAXES

The Company accounts for income taxes using the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities.

EARNINGS PER SHARE

Per share earnings are based on the weighted average number of shares of common stock and common stock equivalents outstanding. The dilutive effect of outstanding stock options was determined based upon the treasury stock method.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options will be excluded. The impact of adopting Statement No. 128 is not expected to be material.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, but applies Accounting Principles Board Opinion No. 25 (APB 25) and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

UNAUDITED FINANCIAL INFORMATION

The accompanying financial statements as of December 31, 1995, June 30, 1997, and for the years ended December 31, 1995 and 1994, and the nine-month periods ended September 30, 1997 and 1996 are unaudited. In the opinion of the management of the Company, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the financial statements. The results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1997.

2. ROYALTY COMMITMENTS

The Company has received a total of $125,000 under a grant entered into in May 1988, and amended in June 1993, with the Iowa Product Development Corporation (the "IPDC"). Under terms of the grant, the Company is obligated to make royalty payments to the IPDC of 5% of all net revenues of sponsored prepackaged software and related services such as training, installation and maintenance for sponsored standard prepackaged software, royalty payments of 25% of any license fees paid by any licensee to the Company with respect to any license of sponsored standard prepackaged software, plus an additional 5% royalty on any net sales of the sponsored standard prepackaged software by the licensee. The Company is obligated to repay the IPDC a total of $375,000 as reimbursement for the amount received under the grant. At December 31, 1996, the Company is obligated for $231,500 of additional royalty payments under this agreement.

In addition, during 1993 the Company granted the IPDC a warrant to purchase 37,500 shares of the Company's common stock at $.15 per share. The warrant expires on December 31, 1998.

For the years ended December 31, 1996, 1995 and 1994, the Company incurred royalty expense of $46,750, $31,936 and $17,372, respectively.

3. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                       1996           1995
                                                                     ---------     ----------
Note payable to bank, repaid with proceeds from Autodesk, Inc.         $  -         $130,362

Note payable to Autodesk, Inc., principal due in two equal
  annual payments commencing October 1998, with interest at a rate of 6% due in equal quarterly installments, adjusted for principal prepayments, commencing October 1997, and continuing until maturity. The Company may also borrow up to an additional
  $250,000 under the agreement. The note is collateralized by
  substantially all of the Company's assets.                           430,000             -

Note payable to a bank, payable in monthly installments of $419 including interest at 10-1/4%, final payment due November
  1997, collateralized by equipment.                                     4,322         8,659

Note payable to a bank, payable in monthly installments of
  $230 including interest at 9.99%, final payment due
  April 1998, collateralized by a vehicle.                               3,440             -
                                                                      -----------------------
                                                                       437,762       139,021

Less current portion                                                    (6,860)      (18,235)
                                                                      -----------------------
Long-term debt                                                        $430,902      $120,786
                                                                      -----------------------
                                                                      -----------------------

Future maturities of long-term debt are as follows:

1997                                                    $  6,860
1998                                                     215,902
1999                                                     215,000
                                                        --------
                                                        $437,762
                                                        --------
                                                        --------

The Company paid interest of $16,742, $18,207 and $4,388 in 1996, 1995 and 1994, respectively.

At December 31, 1996, the Company has a $60,000 line of credit that expires April 15, 1997. There is no balance outstanding under this line of credit at December 31, 1996.

4. STOCK OPTIONS

At December 31, 1996, the Company had outstanding stock options to purchase 40,000 shares of common stock at exercise prices of $.10 to $1.00. The options expire during 1997 and 2007. At December 31, 1996, options to purchase 30,000 shares of common stock were exercisable at an exercise price of $.10 per share.

Pro forma information regarding net income is required by Statement No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions for 1996: risk-free interest rate of 6.5% and a weighted average expected life of the option of five years.

The minimum value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions.

The effect of applying Statement 123's fair value method to the Company's stock-based awards results in net income that is not materially different than the amount reported for the year ended December 31, 1996.

During the initial phase-in period, the effects of applying Statement 123 for recognizing compensation cost may not be representative of the effects on reported net income or loss for future years because the options vest over several years and additional awards will be made in the future.

5.   INCOME TAXES

At December 31, 1996, the Company had a net operating loss carryforward (NOL) of approximately $850,000 which is available to offset taxable income through 2011. For financial reporting purposes, a valuation allowance has been recorded to offset deferred tax assets that may not be realized.

Income tax expense consists of :

                                       1996            1995           1994
                                     --------------------------------------
Current tax expense                  $8,900            $  -           $  -
Deferred tax benefit                 (8,900)              -              -
                                     --------------------------------------
                                     $  -              $  -           $  -
                                     --------------------------------------
                                     --------------------------------------

Significant components of the Company's net deferred tax assets are as follows:

                                                            DECEMBER 31
                                                         1996          1995
                                                       -----------------------
Deferred tax assets:
  Allowance for uncollectible accounts                 $  5,700       $  5,700
  Net operating loss carryforward                       323,000        339,000
                                                       -----------------------
Total deferred tax assets                               328,700        344,700
Less valuation allowance                               (328,700)      (344,700)
                                                       -----------------------
Net deferred tax assets                                $     -        $      -
                                                       -----------------------
                                                       -----------------------

A reconciliation of statutory federal income taxes to the income tax expense (benefit) recorded is as follows:

                                                     1996          1995           1994
                                                  -------------------------------------
Income taxes at statutory rate                    $  6,300      $(11,900)       $(1,600)
State taxes, net of federal benefit                  2,600        (4,500)          (600)
Change in valuation allowance                            -        16,400          2,200
Use of net operating loss carryforwards             (8,900)            -              -
                                                  -------------------------------------
                                                  $      -      $      -        $     -
                                                  -------------------------------------
                                                  -------------------------------------


The net operating loss carryforwards may be subject to the limitations under
Section 382 of the Internal Revenue Code if significant changes in the equity ownership of the Company have occurred. There can be no assurance that certain of the Company's NOL will be available for use in the future.

6. LEASE COMMITMENTS

The Company leases office equipment and office space under noncancelable operating lease agreements that expire at various times through 2001. Future minimum rental payments under these operating lease agreements are as follows:

1998                                $43,678
1999                                 15,876
2000                                 15,876
2001                                 15,876
                                    -------
                                    $91,306
                                    -------
                                    -------

Rent expense amounted to $84,262, $82,827 and $57,518 for the years ended December 31, 1996, 1995 and 1994, respectively.

7. MAJOR CUSTOMER

One major customer accounted for 22%, 10% and 17% of revenues for the years ended December 31, 1996, 1995 and 1994, respectively. Another customer accounted for 10% and 24% of revenues for the years ended December 31, 1995 and 1994, respectively.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Managers and Members of
Technology Company Ventures, L.L.C.:

We have audited the accompanying consolidated balance sheet of Technology Company Ventures, L.L.C. (an Oregon limited liability company) as of December 31, 1996, and the related consolidated statements of operations, member's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technology Company Ventures, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                   ARTHUR ANDERSEN LLP


Portland, Oregon,
  October 14, 1997

                      TECHNOLOGY COMPANY VENTURES, L.L.C.
                     (An Oregon Limited Liability Company)

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                            December 31,
                                                       -----------------------    September 30,
                                                         1995            1996         1997
                                                       ----------     ----------     ----------
                                                       (Unaudited)                   (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                            $  299,000     $1,068,000     $1,806,000
  Accounts receivable, net of allowance of
    $0, $18,000 and $55,000 for
    December 31, 1995 (unaudited) and 1996
    and September 30, 1997 (unaudited),
    respectively                                        1,022,000      2,204,000      1,761,000
  Prepaid expenses and other current assets                27,000         24,000         32,000
                                                       ----------     ----------     ----------
          Total current assets                          1,348,000      3,296,000      3,599,000

PROPERTY AND EQUIPMENT, net                                61,000         90,000        283,000

GOODWILL, net                                             312,000        250,000        203,000
                                                       ----------     ----------     ----------
          Total assets                                 $1,721,000     $3,636,000     $4,085,000
                                                       ==========     ==========     ==========

                                LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $  59,000     $  241,000     $  171,000
  Accrued expenses                                         66,000        197,000        213,000
  Deferred revenues                                       148,000        624,000        954,000
  Other current liabilities                                40,000         40,000           -
  Income taxes payable                                     93,000        234,000         61,000
                                                       ----------     ----------     ----------
          Total current liabilities                       406,000      1,336,000      1,399,000

CONVERTIBLE NOTE PAYABLE- RELATED PARTY                   351,000        351,000        351,000

MINORITY INTEREST                                         205,000        515,000        636,000

MEMBER'S EQUITY                                           759,000      1,434,000      1,699,000
                                                       ----------     ----------     ----------
        Total liabilities and member's
            equity                                     $1,721,000     $3,636,000     $4,085,000
                                                       ==========     ==========     ==========

           The accompanying notes are an integral part of these consolidated balance sheets.

                      TECHNOLOGY COMPANY VENTURES, L.L.C.
                     (An Oregon Limited Liability Company)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Predecessor
                                                             --------------
                                                       Year Ended     January 1, 1995
                                                      December 31,        Through
                                                         1994        November 30, 1995
                                                       ----------    -----------------
                                                               (Unaudited)
REVENUE:
  Software license fees                                $1,424,000     $1,599,000
  Maintenance and support                                 123,000        310,000
                                                       ----------     ----------
     Total revenue                                      1,547,000      1,909,000

COST OF REVENUE                                           192,000         81,000
                                                       ----------     ----------
     Gross profit                                       1,355,000      1,828,000
                                                       ----------     ----------

OPERATING EXPENSES:
  Sales and marketing                                     498,000        825,000
  Research, development and engineering expenses          684,000        687,000
  General and administrative expenses                     262,000        238,000
  Nonrecurring RTI acquisition costs                            -           -
                                                       ----------     ----------
     Total operating expenses                           1,444,000      1,750,000

INCOME (LOSS) FROM OPERATIONS                             (89,000)        78,000

OTHER EXPENSE, net:
  Interest expense                                         38,000         29,000
  Interest income                                          (1,000)             -
  Other, net                                              (27,000)         1,000
                                                       ----------     ----------
     Total other expense                                   10,000         30,000

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
  AND MINORITY INTEREST                                   (99,000)        48,000

PROVISION FOR INCOME TAXES                                      -          9,000
                                                       ----------     ----------
INCOME (LOSS) BEFORE MINORITY INTEREST                    (99,000)        39,000

MINORITY INTEREST                                          31,000        (12,000)
                                                       ----------     ----------
NET INCOME (LOSS)                                      $  (68,000)     $  27,000
                                                       ==========     ==========


                                                             Technology Company Ventures, L.L.C.
                                                             -----------------------------------
                                                                                          Nine Months Ended
                                                 December 1, 1995     Year Ended            September 30,
                                                      Through        December 31,        -------------------
                                                 December 31, 1995       1996            1996           1997
                                                 -----------------      -----            ----           ----
                                                    (Unaudited)                              (Unaudited)
REVENUE:
  Software license fees                                $  737,000     $4,838,000     $2,761,000     $3,841,000
  Maintenance and support                                  27,000        454,000        305,000        781,000
                                                      -----------     ----------     ----------     ----------
     Total revenue                                        764,000      5,292,000      3,066,000      4,622,000

COST OF REVENUE                                            69,000        465,000        273,000        211,000
                                                      -----------     ----------     ----------     ----------
     Gross profit                                         695,000      4,827,000      2,793,000      4,411,000
                                                      -----------     ----------     ----------     ----------

OPERATING EXPENSES:
  Sales and marketing                                      96,000      1,810,000      1,140,000      1,983,000
  Research, development and engineering expenses           61,000      1,111,000        740,000      1,323,000
  General and administrative expenses                      33,000        394,000        221,000        512,000
  Nonrecurring RTI acquisition costs                    2,520,000              -              -           -
                                                      -----------     ----------     ----------     ----------
     Total operating expenses                           2,710,000      3,315,000      2,101,000      3,818,000

INCOME (LOSS) FROM OPERATIONS                          (2,015,000)     1,512,000        692,000        593,000

OTHER EXPENSE, net:
  Interest expense                                          3,000         36,000         26,000         26,000
  Interest income                                               -        (32,000)       (19,000)       (60,000)
  Other, net                                                    -         16,000         23,000         65,000
                                                      -----------     ----------     ----------     ----------
     Total other expense                                    3,000         20,000         30,000         31,000

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
  AND MINORITY INTEREST                                (2,018,000)     1,492,000        662,000        562,000

PROVISION FOR INCOME TAXES                                 95,000        508,000        232,000        183,000
                                                      -----------     ----------     ----------     ----------
INCOME (LOSS) BEFORE MINORITY INTEREST                 (2,113,000)       984,000        430,000        379,000

MINORITY INTEREST                                        (128,000)      (310,000)      (135,000)      (119,000)
                                                      -----------     ----------     ----------     ----------
NET INCOME (LOSS)                                     $(2,241,000)    $  674,000     $  295,000     $  260,000
                                                      ===========     ==========     ==========     ==========

 The accompanying notes are an integral part of these consolidated statements.

                      TECHNOLOGY COMPANY VENTURES, L.L.C.
                     (An Oregon Limited Liability Company)


          CONSOLIDATED STATEMENTS OF PREDECESSOR AND MEMBER'S EQUITY

                                                                    Technology Company
                                                      Predecessor    Ventures, L.L.C.
                                                      -----------    ----------------
DECEMBER 31, 1993 (unaudited)                          $(338,000)        $  -

  Contributed capital to RTI                              418,000           -

  Conversion of RTI debt to RTI equity                    129,000           -

  Net loss                                               (68,000)           -
                                                        ---------    -----------
DECEMBER 31, 1994 (unaudited)                             141,000           -

  Net income                                               27,000           -
                                                        ---------    -----------
NOVEMBER 30, 1995 (unaudited)                          $  168,000
                                                        =========
  Formation of Technology Company Ventures, L.L.C.
    and acquisition of predecessor interest                            2,250,000

  Contribution of services for member's interest                         750,000

  Net loss                                                            (2,241,000)
                                                                     -----------
DECEMBER 31, 1995 (unaudited)                                            759,000

  Exercise of RTI stock options                                            1,000

  Net income                                                             674,000
                                                                     -----------
DECEMBER 31, 1996                                                      1,434,000

  Issuance of RTI stock for services                                       5,000

  Net income                                                             260,000
                                                                     -----------
SEPTEMBER 30, 1997 (unaudited)                                        $1,699,000
                                                                     ===========

 The accompanying notes are an integral part of these consolidated statements.

                           TECHNOLOGY COMPANY VENTURES, L.L.C.
                          (An Oregon Limited Liability Company)


                          CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                   Predecessor
                                                        -----------------------------------
                                                                             January 1, 1995
                                                              Year Ended          Through
                                                          December 31, 1994  November 30, 1995
                                                          -----------------  -----------------
                                                                        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                           $  (68,000)      $  27,000
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities-
      Depreciation and amortization                               18,000          33,000
      Nonrecurring RTI acquisition costs                              -             -
      Minority interest in (income) loss                         (31,000)         12,000
      Issuance of stock for services                                  -             -
      (Increase) decrease in assets:
        Accounts receivable                                     (556,000)        399,000
        Prepaid expenses and other current assets                 (8,000)        (17,000)
      Increase (decrease) in liabilities:
        Accounts payable                                         (61,000)          5,000
        Accrued expenses and other current liabilities            (2,000)         32,000
        Deferred revenues                                        217,000         (88,000)
        Income taxes payable                                     (11,000)         (2,000)
                                                                ---------       --------
          Net cash (used in) provided by operating activities   (502,000)        401,000
                                                                ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property and equipment                        (74,000)        (21,000)
                                                                 ---------       --------
          Net cash used in investing activities                  (74,000)        (21,000)
                                                                 ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuances and exercise
      of stock options                                           610,000               -
                                                                 ---------      --------
          Net cash provided by financing activities              610,000               -
                                                                 ---------      --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              34,000         380,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  50,000          84,000
                                                                 ---------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $ 84,000        $464,000
                                                                 =========      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                        $ 36,000        $ 32,000
  Cash paid for income taxes                                           -          10,000

NONCASH TRANSACTION:
  Conversion of debt to equity                                  (189,000)              -



                                                                             Technology Company Ventures, L.L.C.
                                                                             ----------------------------------
                                                                                                               Nine Months Ended
                                                                    December 1, 1995                              September 30,
                                                                          Through           Year Ended         --------------------
                                                                    December 31, 1995    December 31, 1996      1996           1997
                                                                    -----------------    -----------------      ----           ----
                                                                        (Unaudited)                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                  $(2,241,000)             $   674,000    $  295,000  $ 260,000
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities-
      Depreciation and amortization                                        3,000                  129,000        81,000     82,000
      Nonrecurring RTI acquisition costs                               2,520,000                        -             -        -
      Minority interest in (income) loss                                 128,000                  310,000       135,000    119,000
      Issuance of stock for services                                           -                        -             -      7,000
      (Increase) decrease in assets:
        Accounts receivable                                             (654,000)              (1,182,000)      367,000    443,000
        Prepaid expenses and other current assets                              -                    3,000        (3,000)    (8,000)
      Increase (decrease) in liabilities:
        Accounts payable                                                  11,000                  182,000       133,000    (70,000)
        Accrued expenses and other current liabilities                         -                  131,000       (11,000)   (24,000)
        Deferred revenues                                                (21,000)                 476,000       152,000    330,000
        Income taxes payable                                              95,000                  141,000       (21,000)  (173,000)
                                                                      -----------             -----------    ----------  ----------
          Net cash (used in) provided by operating activities           (159,000)                 864,000     1,128,000    966,000
                                                                      -----------             -----------    ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property and equipment                                 (6,000)                 (96,000)      (46,000)  (228,000)
                                                                      -----------             -----------    ---------- ----------
          Net cash used in investing activities                           (6,000)                 (96,000)      (46,000)  (228,000)
                                                                      -----------             -----------    ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuances and exercise of stock options            -                   1,000         1,000         -
                                                                      -----------             -----------    ---------- ----------
          Net cash provided by financing activities                             -                   1,000         1,000         -
                                                                      -----------             -----------    ---------- ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    (165,000)                 769,000     1,083,000    738,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         464,000                  299,000       299,000  1,068,000
                                                                     -----------              -----------    ---------- ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                             $ 299,000              $ 1,068,000    $1,382,000 $1,806,000
                                                                     ===========              ===========    ========== ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                               $       -              $    36,000    $   26,000 $   26,000
  Cash paid for income taxes                                                   -                  186,000       186,000    289,000

NONCASH TRANSACTION:
  Conversion of debt to equity                                                 -                        -             -          -



 The accompanying notes are an integral part of these consolidated statements.

                      TECHNOLOGY COMPANY VENTURES, L.L.C.
                     (An Oregon Limited Liability Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FORMATION OF TECHNOLOGY COMPANY VENTURES, L.L.C. AND BASIS OF PRESENTATION

On November 14, 1995, Technology Company Ventures, L.L.C. (TCV) was formed for the purpose of acquiring a 68.5% interest in Rosetta Technologies, Inc. (RTI). Since inception, TCV has had no other significant activities other than its investment in RTI. The accompanying financial statements represent the consolidated financial statements of TCV and RTI, collectively, the Company. The financial statements prior to the TCV acquisition are referred to as those of the "predecessor."

TCV's initial capitalization included $2,249,000 of capital from JFJ Ventures, L.L.C. (JFJ) and $1,000 from Miken, Inc. (Miken). By virtue of the TCV Operating Agreement, control over TCV is vested equally in JFJ and Miken. JFJ received a 75% liquidation and profits interest in TCV and Miken received a 25% profits only member's interest in TCV for their capital contributions. The cash from this initial capitalization was utilized to purchase the 68.5% interest in RTI. As there was insignificant operating activity between November 15, 1995 and November 30, 1995, the acquisition has been reflected in the accompanying consolidated financial statements as if it occurred on November 30, 1995. The allocation of the purchase price was recorded as follows:

    Cash paid                                            $  2,250,000
    Less: Acquired in-process research and development     (1,770,000)
             Fair value of net tangible assets acquired      (168,000)
                                                          -----------
             Goodwill                                      $  312,000
                                                          ===========

The Miken profits' interest, which consists of key executives of RTI, was principally received for services rendered in connection with the acquisition of the 68.5% interest in RTI. Because there are no vesting provisions related to the Miken member's interest, the $750,000 estimated value of the Miken interest was recorded as a nonrecurring acquisition expense with a corresponding increase to member's equity in the accompanying financial statements.

Also in connection with this transaction, the Company recorded approximately $1,770,000 of acquired in-process research and development and $312,000 of goodwill which is being amortized ratably over a five-year period. The amount of the acquired in-process research and development was based on analysis of the fair value of intangible assets acquired which indicated that a substantial portion of the acquired intangible assets consisted of research and development projects in-process. The development of these projects had not reached technological feasibility and the technology has no alternative future use. In accordance with generally accepted accounting principles, the acquired in-process research and development was charged to expense and is included in the accompanying consolidated statements of operations for the one-month ended December 31, 1995. The minority interest was carried forward in the purchase price allocation at its underlying book value.

Unaudited pro forma net income for the twelve months ended December 31, 1995, assuming the RTI acquisition had occurred on January 1, 1995, would have been approximately $400,000, excluding the nonrecurring acquisition expenses.
Pro forma revenues were unchanged from historical revenues.

NATURE OF RTI BUSINESS

RTI was established in 1986 in Beaverton, Oregon, to develop, sell and service software used in the manufacturing and engineering environment. The Company's software acts as an interactive data viewer that relays valuable information, such as describing how products are engineered, manufactured, and supported throughout a product's life cycle. The Company's products are sold both domestically and internationally. During the years ended December 31, 1995 (unaudited) and 1996, 84% and 77% of revenues were from domestic customers and 16% and 23% from international customers, respectively.

Also, during the year ended December 31, 1994 (unaudited), three of the Company's customers accounted for 28%, 18% and 12% of total revenues. During the year ended December 31, 1995(unaudited), one of the Company's customers accounted for 15% of total revenues. There were no individual customers accounting for more than 10% of total revenues during the year ended December 31, 1996.

INTERIM FINANCIAL INFORMATION

The interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the management of the Company believes that the disclosures are adequate to make the information presented not misleading. Interim financial statements are by necessity somewhat tentative; judgments are used to estimate interim amounts for items that are normally determinable only on an annual basis.

The interim period information included herein reflects all adjustments which are, in the opinion of the management of the Company, necessary for a fair statement of the results of the respective interim periods. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and short-term investments with original maturity dates of three months or less at the time of purchase.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost; depreciation is computed on a double declining basis over the estimated useful lives of the individual assets, which are five years for computers and equipment and seven years for furniture and fixtures. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income.

SOFTWARE

The costs of internally developed software which meet the criteria in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," (SFAS 86) are periodically evaluated for capitalization purposes. To date, the Company has not considered qualifying costs under the strict guidelines prescribed by SFAS 86 to be significant. Accordingly, no such costs have been reflected on the accompanying balance sheet.

REVENUE RECOGNITION

License revenues with no future obligations on the part of the Company are recognized upon shipment to the customer. Licenses which include significant amounts of tailoring and, occasionally, customization are recognized upon completion of contract obligations. Revenues for consulting, custom programming and training, where separately contracted for, are recognized as the related services are performed. Amounts received in advance for maintenance and support contracts are deferred and recognized ratably over the agreement period, generally 12 months.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs included in sales and marketing expenses in the accompanying statements of operations were as follows:

For the year ended December 31, 1994 (unaudited)        $  53,000
For the year ended December 31, 1995, predecessor and TCV
  combined (unaudited)                                     69,000
For the year ended December 31, 1996                      137,000

2.  PROPERTY AND EQUIPMENT:

The major categories of property and equipment for the years ended December 31 are summarized as follows:

                                               As of          As of
                                            December 31,   December 31,
                                               1995            1996
                                              --------       --------
                                            (Unaudited)

Computer and equipment                        $143,000       $232,000
Furniture and fixtures                          21,000         27,000
                                              --------       --------
                                               164,000        259,000
Less- Accumulated depreciation                 103,000        169,000
                                              --------       --------
                                             $  61,000      $  90,000
                                               ========      ========

3.  EMPLOYEE BENEFIT PLANS:

The Company has a tax deferred retirement plan (the Plan) under the provisions of Section 401(k) of the Internal Revenue Code. Employer contributions to the Plan are made at the discretion of the Board of Directors. Contributions to the Plan were as follows:

For the year ended December 31, 1994 (unaudited)          $  -
For the year ended December 31, 1995, predecessor and TCV
  combined (unaudited)
                                                             -
For the year ended December 31, 1996                     38,000

4.  LINE OF CREDIT:

In 1996, the Company obtained a $500,000 operating line of credit with a bank at an interest rate of prime plus .5%. All advances are payable upon demand and are collateralized by accounts receivable and equipment. The agreement contains covenants which require the Company to maintain certain financial ratios. The Company is in compliance with these covenants as of December 31, 1996. There were no borrowings on the line at December 31, 1996.

5.  CONVERTIBLE NOTE PAYABLE - RELATED PARTY:

The Company has a promissory note with a corporation controlled by one of RTI's minority shareholders. This note is convertible into common stock at the option of the holder at any time prior to full payment of the note by the Company. The conversion rate is $1.875 per share. The note is due in full on November 15, 1998 and bears interest at the rate of 10%. Interest only payments are due monthly.

6.  OPERATING LEASES:

The Company leases its facility and certain computer equipment under operating leases, with terms of three years, payable in monthly installments. Total operating lease expense were as follows:

For the year ended December 31, 1994 (unaudited)        $  52,000
For the year ended December 31, 1995, predecessor
   and TCVcombined (unaudited)                            103,000
For the year ended December 31, 1996                      117,000

Subsequent to December 31, 1996, the Company signed a lease for a new office facility to be ready in November 1997. The lease is a five-year lease for 20,000 square feet, with an option to extend the lease term for an additional two years. Lease payments are payable in monthly installments and have been included in the future minimum lease payment schedule.

Future minimum lease payments for the years ending December 31 are as follows:

1997                                                   $  123,000
1998                                                      269,000
1999                                                      275,000
2000                                                      279,000
2001                                                      288,000
Thereafter                                                236,000
                                                       ----------
                                                       $1,470,000
                                                       ==========

7.  INCOME TAXES:

TCV is a limited liability company (L.L.C.) and, accordingly, is not liable for federal or state income taxes since the L.L.C.'s income or loss is reported on the separate tax returns of the members. For all periods presented, however, there was no significant revenues, expenses or other transaction activity by TCV.

RTI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" (SFAS 109). This pronouncement requires deferred tax assets and liabilities to be valued using the enacted tax rates expected to be in effect when the temporary differences are recovered or settled.

The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate (1995 represents predecessor and TCV combined), excluding one-time nondeductible acquisition expenses of $2,520,000, is as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                              1994           1995           1996
                                                             ------          ----           ----
                                                                  (Unaudited)
Federal statutory rate                                       (34.0%)         34.0%          34.0%
State income taxes net of federal benefit                     (4.4)           4.4            4.4
Research and development credits                               -              -             (2.0)
Foreign sales corporation benefit                              -              -             (0.8)
Change in valuation allowance                                 38.4          (19.5)          (4.8)
Nondeductible goodwill                                         -              -              1.3
Other                                                          -              -              1.9
                                                             ------         ------          -----
                                                               0.0%          18.9%          34.0%
                                                              =====         ======          =====

In accordance with SFAS 109, RTI has recorded the following deferred taxes as of December 31:

                                                         1995           1996
                                                   -------------- --------------
                                                      (Unaudited)

Net operating loss carryforwards                     $  1,163,000   $  1,090,000
Deferred revenue                                           57,000         48,000
Bad debt reserve                                                -          7,000
                                                   -------------- --------------
          Total deferred tax assets                     1,220,000      1,145,000

Valuation allowance                                   (1,220,000)    (1,145,000)
                                                   -------------- --------------
          Net deferred tax asset                             $  -        $  -
                                                   ============== ==============

RTI has no significant deferred tax liabilities as of December 31, 1996. No benefit for deferred tax assets has been reflected in the accompanying financial statements as they do not satisfy the recognition criteria set forth in SFAS 109.

The increase (decrease) in the valuation allowance is as follows:

                                          Year Ended December 31,
                                --------------------------------------
                                   1994           1995           1996
                                   ----           ----           ----
                                (Unaudited)

Increase (decrease) in:
  Valuation allowance             $38,000     $(107,000)      $(75,000)

RTI's net operating loss carryforwards expire through 2011. The Tax Reform Act of 1986 contains provisions which limit the net operating loss carryovers available to be used in any given year in the event of certain circumstances including significant changes in ownership interests. As a result of prior ownership changes, the Company is limited to using approximately $190,000 of net operating loss carryovers in any one year.

8.  STOCK OPTIONS:

RTI has an incentive stock option plan. Under the plan, options vest ratably over four years and expire 10 years from the date of grant or 30 days after employment termination. The exercise price for the incentive stock options granted under the plan is set at the fair market value at the grant date.

In addition, RTI has granted 60,000 nonqualified stock options to a director. These options vest over four years and expire ten years from date of grant. As of December 31, 1996, none of these options have vested.

During 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which establishes a fair value-based method of accounting for stock-based compensation plans and requires additional disclosures for those companies that elect not to adopt the new method of accounting.

The Company has elected to account for its stock-based compensation plan under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1995 and 1996 using the Black-Scholes option-pricing model as prescribed by SFAS 123. The following assumptions were used for grants in fiscal 1995 and 1996:

   Risk-free interest rate                                  5.26%
   Expected dividend yield                                     0%
   Expected life                                          7 years
   Expected volatility                                        40%

The total value of options granted during fiscal 1995 and 1996 will be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over four years. If the Company had accounted for these plans in accordance with SFAS 123, the Company's net income (loss) would have changed as reflected in the following pro forma amounts:

                                  December 31,      December 31,
                                1995 (combined)         1996
                                ---------------     ------------
                                  (Unaudited)
Net income (loss):
  As reported                     $(2,241,000)       $674,000
  Pro forma                        (2,242,000)        660,000

The Company has not and does not currently have any plans to issue equity instruments other than options to purchase Common Stock of RTI. A summary of the status of the RTI's stock option plans and changes for the years ended December 31, 1995 and 1996 are presented in the following table:


                                                     1995                            1996
                                            --------------------------       -----------------------
                                                              Weighted                      Weighted
                                                               Average                       Average
                                                              Exercise                       Exercise
                                            Shares               Price         Shares         Price
                                            -------           --------        -------        --------
Options outstanding at beginning of year    679,032              $0.14       712,032           $0.14
Granted                                      60,000               0.20       200,999            0.49
Exercised                                         -              -            (3,416)           0.19
Canceled                                    (27,000)              0.24        (5,917)           0.15
                                            -------              -----        -------          -----
Options outstanding at end of year          712,032              $0.14        903,698          $0.22
                                            =======              =====        =======          =====

Exercisable at end of year                  470,906              $0.12        548,281          $0.13
                                            =======              =====        =======          =====

Weighted average fair value of
  options granted                                                $0.10                         $0.25

The following table sets forth the exercise price, number of shares outstanding, weighted average remaining contractual life and number of exercisable options at December 31, 1996, based upon grant price:

                                Options Outstanding
                                -------------------
                                                Weighted
                            Outstanding         Average
                              Shares at        Remaining
Exercise                     December 31,     Contractual   Exercisable
Price                           1996          Life (Years)    Options
--------                     ------------     ------------  ------------
$0.10                         543,864              8.50     460,114
 0.24                         113,835              8.00      56,917
 0.33                          40,000              9.25      12,500
 0.40                          20,000              5.00      18,750
 0.50                         185,999              9.50        -

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Rosetta Technologies, Inc.:

We have audited the accompanying balance sheets of Rosetta Technologies, Inc. (an Oregon corporation) as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosetta Technologies, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                   ARTHUR ANDERSEN LLP

Portland, Oregon,
  October 14, 1997

                                                    ROSETTA TECHNOLOGIES, INC.
                                                         BALANCE SHEETS
                                                              ASSETS



                                                              December 31,
                                                            ----------------
                                                                                         September 30,
                                                         1995           1996                 1997
                                                       __________    ____________         ___________
                                                                                          (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                           $  299,000     $  1,068,000        $  1,806,000
  Accounts receivable, net of allowance of
     $0, $18,000 and $55,000 for
     December 31, 1995 and 1996 and
     September 30, 1997 (unaudited), respectively      1,022,000        2,204,000           1,761,000

  Prepaid expenses and other current assets               27,000           24,000              32,000
                                                     -----------      -----------         -----------
          Total current assets                         1,348,000        3,296,000           3,599,000

PROPERTY AND EQUIPMENT, net                               61,000           90,000             283,000
                                                     -----------      -----------         -----------
          Total assets                              $  1,409,000     $  3,386,000        $  3,882,000
                                                     ===========      ===========         ===========

                                          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $  59,000       $  241,000          $  171,000
  Accrued expenses                                        66,000          197,000             213,000
  Deferred revenues                                      148,000          624,000             954,000
  Other current liabilities                               40,000           40,000                   -
  Income taxes payable                                    93,000          234,000              61,000
                                                     -----------      -----------         -----------
          Total current liabilities                      406,000        1,336,000           1,399,000

CONVERTIBLE NOTE PAYABLE- RELATED PARTY                  351,000          351,000             351,000

SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
     authorized and 9,846,680, 9,862,475 and
     9,874,975 shares issued and outstanding at
     December 31, 1995 and 1996 and September 30,
     1997 (unaudited), respectively                       10,000           10,000              10,000
  Additional paid-in capital                           3,699,000        3,700,000           3,707,000
  Accumulated deficit                                 (3,057,000)      (2,011,000)         (1,585,000)
                                                     -----------      -----------         -----------
          Total shareholders' equity                     652,000        1,699,000           2,132,000
                                                     -----------      -----------         -----------
          Total liabilities and
            shareholders' equity                    $  1,409,000     $  3,386,000        $  3,882,000
                                                     ===========      ===========         ===========

     The accompanying notes are an integral part of these balance sheets.

                                                   ROSETTA TECHNOLOGIES, INC.

                                                    STATEMENTS OF OPERATIONS

                                                                                              Nine Months Ended
                                                   Year Ended December 31,                   September 30,
                                                   -----------------------                 -----------------
                                               1994           1995           1996             1996            1997
                                           ___________     __________     __________       ___________    ___________
                                           (Unaudited)                                             (Unaudited)
REVENUE:
  Software license fees                    $1,424,000      $2,336,000     $4,838,000       $2,761,000       $3,841,000
  Maintenance and support                     123,000         337,000        454,000          305,000          781,000
                                           ----------      ----------     ----------       ----------       ----------
     Total revenue                          1,547,000       2,673,000      5,292,000        3,066,000        4,622,000

COST OF REVENUE                               192,000         150,000        465,000          273,000          211,000
                                           ----------      ----------     ----------       ----------       ----------
     Gross profit                           1,355,000       2,523,000      4,827,000        2,793,000        4,411,000
                                           ----------      ----------     ----------       ----------       ----------

OPERATING EXPENSES:
  Sales and marketing                         498,000         921,000      1,810,000        1,140,000        1,983,000
  Research, development and
    engineering expenses                      684,000         748,000      1,111,000          740,000        1,323,000
  General and administrative expenses         262,000         271,000        332,000          174,000          465,000
                                           ----------      ----------     ----------       ----------       ----------
     Total operating expenses               1,444,000       1,940,000      3,253,000        2,054,000        3,771,000

Income (loss) from operations                 (89,000)        583,000      1,574,000          739,000          640,000

OTHER EXPENSE, net:
  Interest expense                             38,000          32,000         36,000           26,000           26,000
  Interest income                              (1,000)              -        (32,000)         (19,000)         (60,000)
  Other, net                                  (27,000)          1,000         16,000           23,000           65,000
                                           ----------      ----------     ----------       ----------       ----------
     Total other expense                       10,000          33,000         20,000           30,000           31,000

INCOME (LOSS) BEFORE
  PROVISION FOR INCOME TAXES                  (99,000)        550,000      1,554,000          709,000          609,000

PROVISION FOR INCOME TAXES                          -         104,000        508,000          232,000          183,000
                                           ----------      ----------     ----------       ----------       ----------
NET INCOME (LOSS)                          $  (99,000)     $  446,000     $1,046,000       $  477,000       $  426,000
                                           ==========      ==========     ==========       ==========       ==========

       The accompanying notes are an integral part of these statements.

                                                  ROSETTA TECHNOLOGIES, INC.

                                              STATEMENTS OF SHAREHOLDERS' EQUITY


                                            Common Stock           Additional
                                          -----------------         Paid-in             Accumulated
                                       Shares         Amount        Capital                Deficit            Total
                                       ------         ------       -----------          -----------           -----
DECEMBER 31, 1993
  (unaudited)                          4,763,159      $  5,000     $2,905,000           $(3,404,000)          $  (494,000)

  Contributed capital                  2,977,395         3,000        607,000                     -               610,000

  Conversion of debt to equity         2,106,126         2,000        187,000                     -               189,000

  Net loss                                     -             -              -               (99,000)             (99,000)
                                       ---------       -------     ----------           -----------           ----------
DECEMBER 31, 1994
  (unaudited)                          9,846,680        10,000      3,699,000            (3,503,000)             206,000

  Net income                                   -             -              -               446,000              446,000
                                       ---------       -------     ----------           -----------           ----------
DECEMBER 31, 1995                      9,846,680        10,000      3,699,000            (3,057,000)             652,000

  Exercise of stock options               15,795             -          1,000                     -                1,000

  Net income                                   -             -              -             1,046,000            1,046,000
                                       ---------       -------     ----------           -----------           ----------
DECEMBER 31, 1996                      9,862,475        10,000      3,700,000            (2,011,000)           1,699,000

  Issuance of stock for services          12,500             -          7,000                     -                7,000

  Net income                                   -             -              -               426,000              426,000
                                       ---------       -------     ----------           -----------           ----------
SEPTEMBER 30, 1997
  (unaudited)                          9,874,975       $10,000     $3,707,000           $(1,585,000)          $2,132,000
                                       =========       =======     ==========           ===========           ==========

       The accompanying notes are an integral part of these statements.

                                                     ROSETTA TECHNOLOGIES, INC.

                                                      STATEMENTS OF CASH FLOWS



                                                                                                             Nine Months Ended
                                                        Year Ended December 31,                                September 30,
                                                        ----------------------                              ------------------
                                                    1994           1995           1996                     1996           1997
                                                 --------        --------       --------                  ------         ------
                                                (Unaudited)                                                    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                            $(99,000)        $446,000         $1,046,000                $477,000       $426,000
  Adjustments to reconcile net income (loss)
    to net cash (used in) provided by
    operating activities-
  Depreciation and amortization                  18,000           36,000             67,000                  34,000         35,000
  Issuance of stock for services                      -                -                  -                       -          7,000
  (Increase) decrease in assets:
  Accounts receivable                          (556,000)        (255,000)        (1,182,000)                367,000        443,000
  Prepaid expenses and other current assets      (8,000)         (17,000)             3,000                  (3,000)        (8,000)
  Increase (decrease) in liabilities:
  Accounts payable                              (61,000)          16,000            182,000                 133,000        (70,000)
  Accrued expenses and other
    current liabilities                          (2,000)          32,000            131,000                 (11,000)       (24,000)
  Deferred revenues                             217,000         (109,000)           476,000                 152,000        330,000
  Income taxes payable                          (11,000)          93,000            141,000                 (21,000)      (173,000)
                                              ---------        ---------        -----------              ----------     ----------
  Net cash (used in) provided by
    operating activities                       (502,000)         242,000            864,000               1,128,000        966,000
                                              ---------        ---------        -----------              ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property and equipment       (74,000)         (27,000)           (96,000)                (46,000)      (228,000)
                                              ---------        ---------        -----------              ----------     ----------
  Net cash used in investing activities         (74,000)         (27,000)           (96,000)                (46,000)      (228,000)
                                              ---------        ---------        -----------              ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuances and
    exercise of stock options                   610,000                -              1,000                   1,000              -
                                              ---------        ---------        -----------              ----------     ----------
  Net cash provided by financing activities     610,000                -              1,000                   1,000              -
                                              ---------        ---------        -----------              ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS        34,000          215,000            769,000               1,083,000        738,000

CASH AND CASH EQUIVALENTS AT BEGINNING
    OF PERIOD                                    50,000           84,000            299,000                 299,000      1,068,000
                                              ---------        ---------        -----------             -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD    $  84,000       $  299,000        $ 1,068,000             $ 1,382,000    $ 1,806,000
                                              =========       ==========        ===========             ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
  Cash paid for interest                      $  36,000       $   32,000        $    36,000            $    26,000      $   26,000
  Cash paid for income taxes                          -           10,000            186,000                186,000         289,000

NONCASH TRANSACTION:
  Conversion of debt to equity                 (189,000)               -                  -                      -               -


            The accompanying notes are an integral part of these statements.

                          ROSETTA TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS

Rosetta Technologies, Inc. (the Company) was established in 1986 in Beaverton, Oregon, to develop, sell and service software used in the manufacturing and engineering environment. The Company's software acts as an interactive data viewer that relays valuable information, such as describing how products are engineered, manufactured, and supported throughout a product's life cycle. The Company's products are sold both domestically and internationally. During the years ended December 31, 1995 and 1996, 84% and 77% of revenues were from domestic customers and 16% and 23% from international customers, respectively. Also, during the year ended December 31, 1994 (unaudited), three of the Company's customers accounted for 28%, 18% and 12% of total revenues. During the year ended December 31, 1995, one of the Company's customers accounted for 15% of total revenues. There were no individual customers accounting for more than 10% of total revenues during the year ended December 31, 1996.


INTERIM FINANCIAL INFORMATION

The interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the management of the Company believes that the disclosures are adequate to make the information presented not misleading. Interim financial statements are by necessity somewhat tentative; judgments are used to estimate interim amounts for items that are normally determinable only on an annual basis.

The interim period information included herein reflects all adjustments which are, in the opinion of the management of the Company, necessary for a fair statement of the results of the respective interim periods. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and short-term investments with original maturity dates of three months or less at the time of purchase.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost; depreciation is computed on a double declining basis over the estimated useful lives of the individual assets, which are five years for computers and equipment and seven years for furniture and fixtures. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income.

SOFTWARE

The costs of internally developed software which meet the criteria in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," (SFAS 86) are periodically evaluated for capitalization purposes. To date, the Company has not considered qualifying costs under the strict guidelines prescribed by SFAS 86 to be significant. Accordingly, no such costs have been reflected on the accompanying balance sheet.

REVENUE RECOGNITION

License revenues with no future obligations on the part of the Company are recognized upon shipment to the customer. Licenses which include significant amounts of tailoring and, occasionally, customization are recognized upon completion of contract obligations. Revenues for consulting, custom programming and training, where separately contracted for, are recognized as the related services are performed. Amounts received in advance for maintenance and support contracts are deferred and recognized ratably over the agreement period, generally 12 months.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs included in sales and marketing expenses in the accompanying statements of operations were $53,000, $69,000 and $137,000 for the years ended December 31, 1994
(unaudited), 1995 and 1996, respectively.

2.  PROPERTY AND EQUIPMENT:

The major categories of property and equipment for the years ended December 31 are summarized as follows:

                                                         1995           1996
                                                       --------       --------
          Computer and equipment                       $143,000       $232,000
          Furniture and fixtures                         21,000         27,000
                                                       --------       --------
                                                        164,000        259,000
          Less- Accumulated depreciation                103,000        169,000
                                                       --------       --------
                                                       $ 61,000       $ 90,000
                                                       ========       ========

3.  EMPLOYEE BENEFIT PLANS:

The Company has a tax deferred retirement plan (the Plan) under the provisions of Section 401(k) of the Internal Revenue Code. Employer contributions to the Plan are made at the discretion of the Board of Directors. Contributions for the years ended December 31, 1994 (unaudited), 1995 and 1996 were $0, $0 and $38,000, respectively.

4.  LINE OF CREDIT:

In 1996, the Company obtained a $500,000 operating line of credit with a bank at an interest rate of prime plus .5%. All advances are payable upon demand and are collateralized by accounts receivable and equipment. The agreement contains covenants which require the Company to maintain certain financial ratios. The Company is in compliance with these covenants as of December 31, 1996. There were no borrowings on the line at December 31, 1996.

5.  CONVERTIBLE NOTE PAYABLE - RELATED PARTY:

The Company has a promissory note with a corporation controlled by one of the Company's shareholders. This note is convertible into common stock at the option of the holder at any time prior to full payment of the note by the Company. The conversion rate is $1.875 per share. The note is due in full on November 15, 1998 and bears interest at the rate of 10%. Interest only payments are due monthly.

6.  OPERATING LEASES:

The Company leases its facility and certain computer equipment under operating leases, with terms of three years, payable in monthly installments. Total operating lease expense for the years ended December 31, 1994 (unaudited), 1995 and 1996 was $52,000, $103,000 and $117,000, respectively.

Subsequent to December 31, 1996, the Company signed a lease for a new office facility to be ready in November 1997. The lease is a five-year lease for 20,000 square feet, with an option to extend the lease term for an additional two years. Lease payments are payable in monthly installments and have been included in the future minimum lease payment schedule.

Future minimum lease payments for the years ending December 31 are as follows:

                   1997                                 $  123,000
                   1998                                    269,000
                   1999                                    275,000
                   2000                                    279,000
                   2001                                    288,000
                   Thereafter                              236,000
                                                        ----------
                                                        $1,470,000
                                                        ==========

7.  INCOME TAXES:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" (SFAS 109). This pronouncement requires deferred tax assets and liabilities to be valued using the enacted tax rates expected to be in effect when the temporary differences are recovered or settled.

The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows:

                                                          Year Ended December 31,
                                                      -------------------------------
                                                    1994          1995           1996
                                                   ------        ------         ------
                                                  (Unaudited)

Federal statutory rate                            (34.0%)        34.0%           34.0%
State income taxes net of
  federal benefit                                  (4.4)          4.4             4.4
Research and development credits                      -             -            (2.0)
Foreign sales corporation benefit                     -             -            (0.8)
Change in valuation allowance                      38.4         (19.5)           (4.8)
Other                                                 -             -             1.9
                                                 ------        ------          ------
                                                    0.0%         18.9%           32.7%
                                                 ======        ======          ======


In accordance with SFAS 109, the Company has recorded the following deferred taxes as of December 31, 1995 and 1996:

                                                       1995                1996
                                                   ------------        ------------

    Net operating loss carryforwards               $  1,163,000        $  1,090,000
    Deferred revenue                                     57,000              48,000
    Bad debt reserve                                          -               7,000
                                                    -----------         -----------
          Total deferred tax assets                   1,220,000           1,145,000

    Valuation allowance                              (1,220,000)         (1,145,000)
                                                    -----------         -----------
          Net deferred tax asset                   $          -         $         -
                                                    ===========         ===========


The Company has no significant deferred tax liabilities as of December 31, 1995 and 1996. No benefit for deferred tax assets has been reflected in the accompanying financial statements as they do not satisfy the recognition criteria set forth in SFAS 109.

The increase (decrease) in the valuation allowance is as follows:

                                                    Year Ended December 31,
                                                 ----------------------------
                                                 1994        1995        1996
                                               --------    --------    -------
                                              (Unaudited)
Increase (decrease) in:
  Valuation allowance                          $38,000    $(107,000)   $(75,000)

The net operating loss carryforwards expire through 2011. The Tax Reform Act of 1986 contains provisions which limit the net operating loss carryovers available to be used in any given year in the event of certain circumstances including significant changes in ownership interests. As a result of prior ownership changes, the Company is limited to using approximately $190,000 of net operating loss carryovers in any one year.

8.  STOCK OPTIONS:

The Company has an incentive stock option plan. Under the plan, options vest ratably over four years and expire 10 years from the date of grant or 30 days after employment termination. The exercise price for the incentive stock options granted under the plan is set at the fair market value at the grant date.

In addition, the Company has granted 60,000 nonqualified stock options to a director. These options vest over four years and expire ten years from date of grant. As of December 31, 1996, none of these options have vested.

During 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which establishes a fair value-based method of accounting for stock-based compensation plans and requires additional disclosures for those companies that elect not to adopt the new method of accounting.

The Company has elected to account for its stock-based compensation plan under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1995 and 1996 using the Black-Scholes option-pricing model as prescribed by SFAS 123. The following assumptions were used for grants in fiscal 1995 and 1996:

             Risk-free interest rate                        5.26%
             Expected dividend yield                           0%
             Expected life                                7 years
             Expected volatility                              40%

The total value of options granted during fiscal 1995 and 1996 will be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over four years. If the Company had accounted for these plans in accordance with SFAS 123, the Company's net income would have decreased as reflected in the following pro forma amounts:

                                                    Year Ended December 31,
                                                     --------------------
                                                    1995          1996
                                                  --------     -----------
Net income:
  As reported                                     $446,000     $1,046,000
  Pro forma                                        445,000      1,032,000

The Company has not and does not currently have any plans to issue equity instruments other than options to purchase Common Stock of the Company. A summary of the status of the Company's stock option plans and changes are presented in the following table:


                                                            Year Ended December 31,
                                                        ---------------------------------
                                                            1995              1996
                                                         ----------        -----------

                                                               Weighted               Weighted
                                                                Average                Average
                                                               Exercise               Exercise
                                                 Shares         Price     Shares       Price
                                                 ------       ----------  ------  ----------
Options outstanding at beginning
  of year                                       679,032         $0.14     712,032     $0.14
Granted                                          60,000          0.20     200,999      0.49
Exercised                                             -             -      (3,416)     0.19
Canceled                                        (27,000)         0.24      (5,917)     0.15
                                                -------         -----     -------     -----
Options outstanding at end of year              712,032         $0.14     903,698     $0.22
                                                =======         =====     =======     =====

Exercisable at end of year                      470,906         $0.12     548,281     $0.13
                                                =======         =====     =======     =====

Weighted average fair value of
   options granted                                              $0.10                 $0.25



The following table sets forth the exercise price, number of shares outstanding, weighted average remaining contractual life and number of exercisable options at December 31, 1996, based upon grant price:

                                      Options Outstanding
                                 -----------------------------

                                                    Weighted
                                 Outstanding        Average
                                 Shares at         Remaining
                    Exercise     December 31,      Contractual      Exercisable
                     Price           1996         Life (Years)        Options
                    --------     ------------     ------------      -----------
                     $0.10         543,864            8.50            460,114
                      0.24         113,835            8.00             56,917
                      0.33          40,000            9.25             12,500
                      0.40          20,000            5.00             18,750
                      0.50         185,999            9.50                  -

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ENGINEERING ANIMATION, INC.


Date:  December 9, 1997                  By: /s/ Jamie A. Wade
                                             ------------------------------
                                               Jamie A. Wade
                                               Vice President of
                                               Administration and
                                               General Counsel

                             ENGINEERING ANIMATION, INC.

                          EXHIBIT INDEX TO FORM 8-K REPORT

Exhibit    Description

2.1 Amended and Restated Agreement and Plan of Merger among the Company, COHO, Inc. and Cimtech, Inc.*

2.2 Amended and Restated Agreement and Plan of Merger among the Company, Shell Beaver L.L.C. and Technology Company Ventures, L.L.C.*

2.3 Amended and Restated Agreement and Plan of Merger among the Company, Transitory Beaver, Inc. and Rosetta Technologies*

10.26 Form of Registration Rights Agreement entered into in connection with the Company's acquisition of Cimtech, Inc.*

10.27 Form of Registration Rights Agreement entered into in connection with the Company's acquisition of Rosetta Technologies, Inc. and Technology Company Ventures, L.L.C.*

23.1       Consent of Ernst & Young LLP

23.2       Consent of Arthur Andersen LLP

____________

* The schedules and exhibits to these documents are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.